1 Earnings Conference Call – Fourth Quarter 2017 January 31, 2018 John Wiehoff, Chairman & CEO Andrew Clarke, CFO Tim Gagnon, Vice President

2 Safe Harbor Statement Except for the historical information contained herein, the matters set forth in this presentation and the accompanying earnings release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to such factors as changes in economic conditions, including uncertain consumer demand; changes in market demand and pressures on the pricing for our services; competition and growth rates within the third party logistics industry; freight levels and increasing costs and availability of truck capacity or alternative means of transporting freight, and changes in relationships with existing truck, rail, ocean and air carriers; changes in our customer base due to possible consolidation among our customers; our ability to integrate the operations of acquired companies with our historic operations successfully; risks associated with litigation and insurance coverage; risks associated with operations outside of the U.S.; risks associated with the potential impacts of changes in government regulations; risks associated with the produce industry, including food safety and contamination issues; fuel prices and availability; changes to our share repurchase activity; risk of unexpected or unanticipated events or opportunities that might require additional capital expenditures; the impact of war on the economy; and other risks and uncertainties detailed in our Annual and Quarterly Reports. 2

Results Q4 2017

in thousands, except per share amounts and headcount

	Three Months Ended December 31			Twelve Months Ended December 31		
	2017	2016	% Change	2017	2016	% Change
Total Revenues	$3,959,786	$3,414,975	16.0%	$14,869,380	$13,144,413	13.1%
Total Net Revenues	$631,849	$561,516	12.5%	$2,368,050	$2,277,528	4.0%
Net Revenue Margin %	*16.0%*	*16.4%*	*(40 bps)*	*15.9%*	*17.3%*	*(140 bps)*
Income from Operations	$210,876	$193,565	8.9%	$775,119	$837,531	(7.5%)
Operating Margin %	*33.4%*	*34.5%*	*(110 bps)*	*32.7%*	*36.8%*	*(410 bps)*
Net Income	$152,556	$122,303	24.7%	$504,893	$513,384	(1.7%)
Earnings Per Share (Diluted)	$1.08	$0.86	25.6%	$3.57	$3.59	(0.6%)
Weighted Average Shares Outstanding (Diluted)	140,724	142,164	(1.0%)	141,382	142,991	(1.1%)
Depreciation and Amortization	$23,637	$21,953	7.7%	$92,977	$74,669	24.5%
Total Assets	$4,235,834	$3,687,758	14.9%	$4,235,834	$3,687,758	14.9%
Average Headcount	15,036	14,074	6.8%	14,687	13,670	7.4%
Ending Headcount	15,074	14,125	6.7%	15,074	14,125	6.7%

- Total revenues increased as a result of increased pricing, volume, and fuel costs in most of our transportation services in the fourth quarter of 2017 when compared to the fourth quarter of 2016.
- Realized one-time tax reduction of approximately $31.8 million in the fourth quarter primarily due to a domestic manufacturing deduction and revaluation of deferred net tax liabilities.
- Headcount increased in the fourth quarter when compared to last year's fourth quarter as a result of the Milgram acquisition and other talent investments across the business.

C.H. ROBINSON

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‹#› Summarized Income Statement ▪ Personnel expenses increased as a result of headcount additions and an increase in variable compensation in the fourth quarter of 2017 when compared to the fourth quarter of 2016. ▪ SG&A expenses increased as a result of higher warehousing, occupancy, equipment rental and depreciation offset by lower claims expenses in the fourth quarter of 2017 when compared to the fourth quarter of 2016. ▪ The effective tax rate was 21.1 percent in the fourth quarter. We expect the 2018 effective tax rate to be 24 – 25 percent. in thousands 4 Three Months Ended December 31 Twelve Months Ended December 31 2017 2016 % Change 2017 2016 % Change Total Revenues $3,959,786 $3,414,975 16.0% $14,869,380 $13,144,413 13.1% Total Net Revenues $631,849 $561,516 12.5% $2,368,050 $2,277,528 4.0% Personnel Expenses $311,599 $260,305 19.7% $1,179,527 $1,064,936 10.8% Selling, General, and Admin $109,374 $107,646 1.6% $413,404 $375,061 10.2% Total Operating Expenses $420,973 $367,951 14.4% $1,592,931 $1,439,997 10.6% Income from Operations $210,876 $193,565 8.9% $775,119 $837,531 (7.5%) % of Net Revenue 33.4% 34.5% (110 bps) 32.7% 36.8% (410 bps) Net Income $152,556 $122,303 24.7% $504,893 $513,384 (1.7%)

‹#› Other Financial Information ▪ Total debt balance $1.47 billion ▪ $500 million long-term debt, 4.28% average coupon ▪ $715 million drawn on revolver, 2.69% current rate as of December 31, 2017 ▪ $250 million accounts receivable securitization debt facility, 2.21% as of December 31, 2017 in thousands 5 Three Months Ended December 31 Twelve Months Ended December 31 Cash Flow Data 2017 2016 % Change 2017 2016 % Change Net Cash Provided by Operating Activities $162,152 $152,580 6.3% $380,501 $529,408 (28.1%) Capital Expenditures $11,527 $20,326 (43.3%) $57,945 $91,437 (36.6%) Balance Sheet Data December 31, 2017 Cash & Cash Equivalents $333,890 Current Assets $2,510,936 Total Assets $4,235,834 Debt $1,465,000 Stockholders' Investment $1,425,745

‹#› Capital Distribution ▪ Capital returned to shareholders during the quarter ▪ $65.5 million cash dividends ▪ $52.8 million in cash for share repurchase activity ▪ 672,401 shares repurchased in the fourth quarter ▪ Average price of $78.53 for the shares repurchased in the fourth quarter ▪ Target is to return approximately 90% of net income to shareholders annually. (a) 2012 Net Income is adjusted to excluded transaction related gains and expenses. A reconciliation of adjusted results appears in Appendix A. 2012 Dividends exclude the fifth dividend payment made during the year. (b) Includes a $500 million accelerated share repurchase. in thousands 6 2012 (a) 2013 2014 2015 2016 2017 Net Income $447,007 $415,904 $449,711 $509,699 $513,384 $504,893 Capital Distribution Cash Dividends Paid $219,313 $220,257 $215,008 $235,615 $245,430 $258,222 Share Repurchases $255,849 $807,449 $176,645 $241,231 $209,603 $203,542 Subtotal $475,162 $1,027,706 $391,653 $476,846 $455,033 $461,764 Percent of Net Income Cash Dividends Paid 49.1% 53.0% 47.8% 46.2% 47.8% 51.1 % Share Repurchases 57.2% 194.1% 39.3% 47.3% 40.8% 40.3 % Subtotal 106.3% 247.1% 87.1% 93.6% 88.6% 91.5% (b)

‹#› Three Months Ended December 31 Twelve Months Ended December 31 Net Revenue by Service Line Q4 2017 ▪ Net revenues by service line for the enterprise (all segments). in thousands 7 Net Revenue by Service Line 2017 2016 % Change 2017 2016 % Change Truckload $342,134 $296,740 15.3% $1,229,999 $1,257,191 (2.2%) LTL $105,306 $94,299 11.7% $407,012 $381,817 6.6% Intermodal $5,867 $7,521 (22.0%) $29,145 $33,482 (13.0%) Ocean $73,135 $69,033 5.9% $290,630 $244,276 19.0% Air $27,595 $23,743 16.2% $100,761 $82,167 22.6% Customs $21,142 $15,860 33.3% $70,952 $50,509 40.5% Other Logistics Services $29,554 $28,404 4.0% $117,117 $105,369 11.1% Sourcing $27,116 $25,916 4.6% $122,434 $122,717 (0.2%) Total $631,849 $561,516 12.5% $2,368,050 $2,277,528 4.0%

‹#› Transportation Results Q4 2017(1) in thousands (1) Includes results across all segments. 8 ▪ Transportation net revenue margin decline in the fourth quarter of 2017 when compared to the fourth quarter of 2016 was primarily the result of lower net revenue margins in Global Forwarding. Three Months Ended December 31 Twelve Months Ended December 31 Transportation 2017 2016 % Change 2017 2016 % Change Total Revenues $3,647,167 $3,110,978 17.2% $13,502,906 $11,704,745 15.4% Total Net Revenues $604,733 $535,600 12.9% $2,245,616 $2,154,811 4.2% Net Revenue Margin % 16.6% 17.2% (60 bps) 16.6% 18.4% (180 bps) Transportation Net Revenue Margin % 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Q1 18.2% 22.6% 17.4% 17.2% 16.9% 16.3% 15.3% 16.8% 19.7% 17.3% Q2 15.4% 20.6% 15.8% 16.2% 14.9% 15.4% 16.0% 17.5% 19.3% 16.2% Q3 15.9% 19.8% 16.6% 16.4% 15.6% 15.0% 16.2% 18.4% 17.6% 16.4% Q4 19.0% 18.3% 17.6% 16.3% 15.8% 15.1% 15.9% 19.0% 17.2% 16.6% Total 17.0% 20.2% 16.8% 16.5% 15.8% 15.4% 15.9% 17.9% 18.4% 16.6%

North America Truckload Cost and Price Change[1]



YOY % CHANGE IN COST AND PRICE
15%
10%
5%
0%
-5%
-10%
-15%
TRANSPORTATION NET REVENUE MARGIN
23%
21%
19%
17%
15%
13%
11%
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
YoY Price Change
YoY Cost Change
Transportation Net Revenue Margin

- North America Truckload cost and price change chart represents truckload shipments from all North America segments. Transportation net revenue margin represents total Transportation results from all segments.

North America Truckload	Q4	YTD
Volume	(1.5%)	4.5%
Price	15.0%	4.5%
Cost	14.5%	6.5%
Net Revenue Margin	⬌	⬇

(1) Cost and price change exclude the estimated impact of fuel.

C.H. ROBINSON

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North American Surface Transportation ("NAST") Results Q4 2017

in thousands, except headcount

	Three Months Ended December 31			Twelve Months Ended December 31		
	2017	2016	% Change	2017	2016	% Change
Total Revenues[1]	$2,618,587	$2,281,435	14.8%	$9,728,810	$8,737,716	11.3%
Total Net Revenues	$415,315	$363,281	14.3%	$1,525,064	$1,524,355	0.0%
Net Revenue Margin %	*15.9%*	*15.9%*	*0 bps*	*15.7%*	*17.4%*	*(170 bps)*
Income from Operations	$180,557	$157,631	14.5%	$628,110	$674,436	(6.9%)
Operating Margin %	*43.5%*	*43.4%*	*10 bps*	*41.2%*	*44.2%*	*(300 bps)*
Depreciation and Amortization	$6,126	$5,575	9.9%	$23,230	$22,126	5.0%
Total Assets	$2,277,252	$2,088,611	9.0%	$2,277,252	$2,088,611	9.0%
Average Headcount	6,878	6,809	1.0%	6,907	6,773	2.0%

- Net revenues increased primarily as a result of increased pricing in the truckload service line and 10 percent volume growth in the less than truckload service line when compared to the fourth quarter of 2016.
- NAST operating expenses increased 14.2 percent in the fourth quarter of 2017 when compared to the fourth quarter of 2016. This increase was primarily due to increased personnel expenses.
- NAST headcount increased 1.0 percent when compared to the fourth quarter of 2016 and was down 120 employees sequentially from the third quarter of 2017.

(1) Does not include intersegment revenues.

C.H. ROBINSON

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‹#› NAST Results by Service Line Q4 2017 Truckload, Less Than Truckload, and Intermodal ▪ Net revenues increase in the fourth quarter was a result of improved pricing when compared to the fourth quarter of 2016. ▪ Net revenues increase in the fourth quarter was a result of 10 percent volume growth. ▪ Net revenues decreased in the fourth quarter as a result of lower intermodal margins partially offset by an increase in volume. in thousands TL LTL IMDL 11 (1) Represents price and cost YoY change for North America shipments across all segments. (2) Pricing and cost measures exclude the estimated impact of the change in fuel prices. Three Months Ended December 31 Twelve Months Ended December 31 Net Revenues 2017 2016 % Change 2017 2016 % Change Truckload $304,525 $261,065 16.6% $1,088,790 $1,108,287 (1.8%) LTL $100,529 $90,629 10.9% $388,816 $366,137 6.2% Intermodal $4,679 $7,138 (34.4%) $26,732 $31,308 (14.6%) Other $5,582 $4,449 25.5% $20,726 $18,623 11.3% Total $415,315 $363,281 14.3% $1,525,064 $1,524,355 0.0% Truckload(1) Quarter YTD Pricing(2) 15.0% 4.5% Cost(2) 14.5% 6.5% Volume (3%) 4.5% Net Revenue Margin LTL(1) Quarter YTD Pricing(2) Volume 10.0% 8.0% Net Revenue Margin Intermodal(1) Quarter YTD Pricing(2) Volume 7.0% 12.0% Net Revenue Margin

‹#› Global Forwarding Results Q4 2017 ▪ Net revenues increase in the fourth quarter was the result of growth across all service lines. ▪ Global Forwarding operating expenses increased 24.1 percent when compared to the fourth quarter of 2016. ▪ The acquisition of Milgram added approximately 5 percentage points to net revenue and 7.5 percentage points to average headcount when compared to the fourth quarter of 2016. in thousands, except headcount 12 (1) Does not include intersegment revenues. Three Months Ended December 31 Twelve Months Ended December 31 2017 2016 % Change 2017 2016 % Change Total Revenues(1) $591,245 $475,971 24.2% $2,140,987 $1,574,686 36.0% Total Net Revenues $127,869 $114,079 12.1% $485,280 $397,537 22.1% Net Revenue Margin % 21.6% 24.0% (240 bps) 22.7% 25.2% (250 bps) Income from Operations $16,836 $24,631 (31.6%) $91,842 $80,931 13.5% Operating Margin % 13.2% 21.6% (840 bps) 18.9% 20.4% (150 bps) Depreciation and Amortization $8,734 $7,868 11.0% $33,308 $23,099 44.2% Total Assets $821,182 $703,741 16.7% $821,182 $703,741 16.7% Average Headcount 4,683 3,934 19.0% 4,310 3,673 17.3%

‹#› Three Months Ended December 31 Twelve Months Ended December 31 Global Forwarding Results by Service Line Q4 2017 Ocean, Air, and Customs ▪ Achieved organic volume growth in each of the global forwarding services in the fourth quarter of 2017 when compared to the fourth quarter of 2016. ▪ Milgram & Company acquisition added approximately 3 percentage points to ocean net revenues, 2 percentage points to air net revenues and 22 percentage points to customs net revenues. in thousands 13 Net Revenues 2017 2016 % Change 2017 2016 % Change Ocean $73,069 $69,270 5.5% $290,837 $244,177 19.1% Air $25,668 $21,997 16.7% $94,518 $76,139 24.1% Customs $21,145 $15,859 33.3% $70,949 $50,497 40.5% Other $7,987 $6,953 14.9% $28,976 $26,724 8.4% Total $127,869 $114,079 12.1% $485,280 $397,537 22.1% Ocean Quarter YTD Pricing Volume Net Revenue Margin Air Quarter YTD Pricing Volume Net Revenue Margin

‹#› ▪ Robinson Fresh results include revenues from sourcing and transportation services. ▪ Net revenues increase was the result of increases in both sourcing and transportation net revenues when compared to the fourth quarter of 2016. ▪ Robinson Fresh operating expenses increased 6.4 percent when compared to the fourth quarter of 2016. The increase was the result of an increase in personnel expenses partially offset by a decrease in SG&A. in thousands, except headcount Robinson Fresh Results Q4 2017 14 (1) Does not include intersegment revenues. Three Months Ended December 31 Twelve Months Ended December 31 2017 2016 % Change 2017 2016 % Change Total Revenues(1) $594,646 $529,449 12.3% $2,415,740 $2,344,131 3.1% Total Net Revenues $54,123 $51,753 4.6% $226,059 $234,794 (3.7%) Net Revenue Margin % 9.1% 9.8% (70 bps) 9.4% 10.0% (60 bps) Income from Operations $12,887 $12,980 (0.7%) $53,374 $75,757 (29.5%) Operating Margin % 23.8% 25.1% (130 bps) 23.6% 32.3% (870 bps) Depreciation and Amortization $1,196 $1,192 0.3% $4,730 $3,782 25.1% Total Assets $434,080 $376,654 15.2% $434,080 $376,654 15.2% Average Headcount 935 951 (1.7%) 957 942 1.6%

‹#› Robinson Fresh Results Q4 2017 Sourcing ▪ Sourcing total revenues increase was the result of higher sourcing commodity pricing and case volume increase of 1 percent compared to the fourth quarter of 2016. ▪ Sourcing net revenues increased when compared to last year's fourth quarter due to higher net revenue per case. in thousands 15 (1) Does not include intersegment revenues. Three Months Ended December 31 Twelve Months Ended December 31 Sourcing 2017 2016 % Change 2017 2016 % Change Total Revenues(1) $312,619 $303,997 2.8% $1,366,474 $1,439,668 (5.1%) Net Revenues $27,116 $25,916 4.6% $122,434 $122,717 (0.2%) Net Revenue Margin % 8.7% 8.5% 20 bps 9.0% 8.5% 50 bps

‹#› Robinson Fresh Results Q4 2017 Transportation ▪ Transportation net revenues increase was driven by other transportation services and higher margins in transactional business when compared to the fourth quarter of 2016. in thousands 16 (1) Does not include intersegment revenues. (2) Represents price and cost YoY change for North America shipments across all segments. (3) Pricing and cost measures exclude the estimated impact of the change in fuel prices. Three Months Ended December 31 Twelve Months Ended December 31 Transportation 2017 2016 % Change 2017 2016 % Change Total Revenues(1) $282,027 $225,452 25.1% $1,049,266 $904,463 16.0% Net Revenues $27,007 $25,837 4.5% $103,625 $112,077 (7.5%) Net Revenue Margin % 9.6% 11.5% (190 bps) 9.9% 12.4% (250 bps) Net Revenues 2017 2016 % Change 2017 2016 % Change Truckload $19,848 $20,485 (3.1%) $79,932 $91,016 (12.2%) Other $7,159 $5,352 33.8% $23,693 $21,061 12.5% Total $27,007 $25,837 4.5% $103,625 $112,077 (7.5%) Truckload(2) Quarter YTD Pricing(3) 15.0% 4.5% Cost(3) 14.5% 6.5% Volume 18.0% 17.0% Net Revenue Margin

‹#› ▪ Results represent business from Managed Services, Other Surface Transportation outside of North America, and other miscellaneous operations. ▪ Headcount includes personnel from shared services, Managed Services, Other Surface Transportation, and other miscellaneous operations. All Other and Corporate Results Q4 2017 in thousands, except headcount 17 (1) Does not include intersegment revenues. Three Months Ended December 31 Twelve Months Ended December 31 2017 2016 % Change 2017 2016 % Change Total Revenues(1) $155,308 $128,120 21.2% $583,843 $487,880 19.7% Total Net Revenues $34,542 $32,403 6.6% $131,647 $120,842 8.9% Income from Operations $596 ($1,677) NM $1,793 $6,407 NM Depreciation and Amortization $7,581 $7,318 3.6% $31,709 $25,662 23.6% Total Assets $703,320 $518,752 35.6% $703,320 $518,752 35.6% Average Headcount 2,540 2,380 6.7% 2,513 2,282 10.1%

‹#› All Other and Corporate Results by Service Line Q4 2017 Managed Services and Other Surface Transportation ▪ Managed Services net revenues growth was driven by new business. ▪ Other Surface Transportation includes surface transportation outside of North America. ▪ Other Surface Transportation net revenues increase was primarily the result of volume growth partially offset by margin compression in the Surface Transportation business in Europe. in thousands 18 Three Months Ended December 31 Twelve Months Ended December 31 Net Revenues 2017 2016 % Change 2017 2016 % Change Managed Services $18,322 $17,667 3.7% $72,166 $64,701 11.5% Other Surface Transportation $16,220 $14,736 10.1% $59,481 $56,141 5.9% Total $34,542 $32,403 6.6% $131,647 $120,842 8.9%

‹#› Final Comments ▪ January to date total company net revenue per day has increased approximately 5 percent when compared to January 2017. ▪ Truckload volume has decreased approximately 7 percent on a year-over-year basis in January. ▪ 2018 outlook ▪ Capacity and price volatility will likely continue in 2018 ▪ Tax reform will be a positive factor in our business ▪ We will win globally through people, process and technology 19

Appendix A: 2012 Summarized Adjusted Income Statement

in thousands, except per share amounts

	2012 Actual	Non-Recurring Acquisition Impacts	Non-Recurring Divestiture Impacts	Adjusted
Total Net Revenues	**$1,717,571**			**$1,717,571**
Personnel Expenses[1]	766,006	(385)	(34,207)	731,414
Other Operating Expenses[2]	276,245	(10,225)	(379)	265,641
Total Operating Expenses	**1,042,251**	**(10,610)**	**(34,586)**	**997,055**
Income from Operations	**675,320**	**10,610**	**34,586**	**720,516**
Investment & Other Income[3]	283,142		(281,551)	1,591
Income before Taxes	958,462	10,610	(246,965)	722,107
Provision for Income Taxes	364,658	2,745	(92,303)	275,100
Net Income	**$593,804**	**$7,865**	**($154,662)**	**$447,007**
Net Income Per Share (Diluted)	$3.67			$2.76
Weighted Average Shares (Diluted)	161,946	185 [4]	92 [5]	161,669

To assist investors in understanding our financial performance, we supplement the financial results that are generated in accordance with the accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures, including non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific charges, and provide an alternative perspective of our results of operations. We use non-GAAP measures to assess our operating performance for the quarter. Management believes that these non-GAAP financial measures reflect an additional way of analyzing aspects of our ongoing operations that, when viewed with our GAAP results, provides a more complete understanding of the factors and trends affecting our business.

1) The adjustment to personnel consists of $33 million of incremental vesting expense of our equity awards triggered by the gain on the divestiture of T-Chek. The balance consists of transaction related bonuses.
2) The adjustments to other operating expenses reflect fees paid to third parties for:
    a) Investment banking fees related to the acquisition of Phoenix
    b) External legal and accounting fees related to the acquisitions of Apreo and Phoenix and the divestiture of T-Chek.
3) The adjustment to investment and other income reflects the gain from the divestiture of T-Chek.
4) The adjustment to diluted weighted average shares outstanding relates to the shares of C.H. Robinson stock issued as consideration paid to the sellers in the acquisition of Phoenix.
5) The adjustment to diluted weighted average shares outstanding relates to the additional vesting of performance-based restricted stock as a result of the gain on sale recognized from the divestiture of T-Chek.

C.H. ROBINSON

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